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                                                                    EXHIBIT 2.2


                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

     This First Amendment to Asset Purchase Agreement (the "Amendment") is entered into by and between Bellville Acquisition, Inc., a corporation organized and existing under the laws of the State of Texas ("Buyer"), Lone Star Technologies, Inc., a corporation organized and existing under the laws of Delaware ("Lone Star"), and Bellville Tube Co., L.P., a limited partnership organized and existing under the laws of Delaware, formerly known as Bellville Tube Corporation, a corporation organized and existing under the laws of Delaware ("Seller") on this 31st day of March, 2000.

                                  BACKGROUND

     WHEREAS, Buyer, Lone Star and Bellville Tube Corporation entered into an Asset Purchase Agreement dated March 7, 2000 (the "Agreement") whereby Seller agreed to sell, and Buyer agreed to buy, substantially all of the assets of Seller used in its Business (as defined in the Agreement) upon the terms and conditions set forth therein; and

     WHEREAS, the parties hereto wish to amend the Agreement as set forth herein.

     NOW THEREFORE, the parties hereto, in consideration of the covenants and agreements set forth herein, intending to be legally bound hereby agree as follows:

     1. All initially capitalized terms used but not defined in this Amendment will have the same meaning as in the Agreement.

     2. Bellville Tube Co., L.P. hereby adopts and ratifies the Agreement, as amended hereby.

     3. Sections 6.3.2 and 6.3.3 of the Agreement shall be, and hereby are, amended such that all references to "Article 5" in such Sections are deleted and replaced with "Article 6".

     4. Attached hereto as Exhibit A and incorporated herein by reference for all purposes is a true and correct list of the Accounts Receivables of Seller as of the Closing Date.

     5. Schedule 3.1.4.B to the Agreement shall be, and hereby is, revised to change the name of the managed health care plan provider to Phoenix Group Services, Inc.

     6. Attached hereto as Exhibit B is Schedule 3.1.8.B to the Agreement, revised to reflect the employees of Seller as of the Closing Date.

     7. This Amendment may be executed in multiple counterparts and each such counterpart shall be deemed to be an original instrument but all of such counterparts taken together shall constitute only one instrument.

     8. The Agreement shall remain in full force and effect without modification except as expressly stated in this Amendment, and nothing contained herein shall affect the validity or enforceability of the Agreement (as amended hereby) or any of the documents or instruments


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delivered pursuant to the Agreement by any of the parties hereto or thereto.

     ENTERED into as of the date first written above.

                                   BELLVILLE ACQUISITION, INC.


                                By: /s/ Robert Campana
                                   --------------------------------
                                Its: Executive Vice President
                                    -------------------------------
                                GUARANTOR:

                                LONE STAR TECHNOLOGIES, INC.


                                By: /s/ Rhys J. Best
                                   --------------------------------
                                Its: Chief Executive Officer
                                    -------------------------------

                                   BELLVILLE TUBE CO., L.P.
                                   By: BTC S-1, L.L.C.
                                   Its: General Partner


                                By: /s/ Rhys J. Best
                                   --------------------------------
                                Its: Chief Executive Officer
                                    -------------------------------



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